                                                                   EXHIBIT 12.1
                                                                   ------------

                              Weeks Realty, L.P.
                      Ratio Of Earnings To Fixed Charges
                            (Dollars in thousands)

                             Year Ended   Jan. 1, 1994     Aug. 24, 1994
                              Dec. 31,        To                To           Year Ended       Year Ended       Year Ended
                               1993      Aug. 23, 1994     Dec. 31, 1994    Dec. 31, 1995    Dec. 31, 1996    Dec. 31, 1997

                             -------------------------    ----------------------------------------------------------------

Earnings Computation
------------------------
Net Income                        $998           $516           $1,067         $11,107          $15,809         $29,194

Extraordinary Loss                   -              -            2,667               -                -               -

Add:
  Interest Expense,             10,626          7,004            2,210           8,797           12,643          18,833
   Including Amortization
   of Deferred Financing
   Costs

  Interest Expense of
  Unconsolidated
    Subsidiaries                     -              -                -             295              365             372
                             -------------------------    ----------------------------------------------------------------
Earnings For Purposes
 Of Computation                $11,624         $7,520           $5,944         $20,199          $28,817         $48,399
                             -------------------------    ----------------------------------------------------------------

Fixed Charges Computation
--------------------------

Interest Expense,
 Including Amortization
  of Deferred
   Financing Costs             $10,626         $7,004           $2,210         $ 8,797          $12,643         $18,833

Capitalized Interest                70             89                -           1,198            2,358           5,289


Interest Expense of
  Unconsolidated
    Subsidiaries                     -              -                -             295              365             372
                             -------------------------    ----------------------------------------------------------------
Fixed Charges for Purposes
 Of Computation                $10,696         $7,093           $2,210         $10,290          $15,366         $24,494
                             -------------------------    ----------------------------------------------------------------

Ratio Of Earnings To
 Fixed Charges                    1.09           1.06             2.69            1.96             1.88            1.98
                             =========================    ================================================================

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

                                   Three Months      Three Months
                                      Ended             Ended
                                  Mar. 31, 1997     Mar. 31, 1998
                                    (unaudited)       (unaudited)
                                 ---------------    ----------------

Earnings Computation
------------------------
Net Income                             $5,058          $10,318

Add:
  Interest Expense, Including
   Expense of Deferred Financing
   Costs                                5,292            6,102

  Interest Expense of
   Unconsolidated
    Subsidiaries                           76              167
                                ---------------    ----------------
Earnings For Purposes
 Of Computation                       $10,426          $16,587
                                ---------------    ----------------

Fixed Charges Computation
--------------------------

Interest Expense, Including
 Amortization of Deferred
 Financing Costs                       $5,292           $6,102

Capitalized Interest                      939            2,162

Interest Expense of
   Unconsolidated
    Subsidiaries                           76              167
                                 ---------------    ----------------
Fixed Charges for Purposes
 Of Computation                        $6,307           $8,431
                                 ---------------    ----------------

Ratio Of Earnings To
 Fixed Charges                           1.65             1.97
                                 ===============    ================